FIRST UNION NATIONAL BANK
                                      PA1202
                                Portfolio Management
                              123 South Broad Street
                      Philadelphia, Pennsylvania 19109-1199



August 25, 1998


Lexicon Environmental Associates, Inc.          George A. Nolan
Groundwater Recovery Systems, Inc.              13 Ardmoor Lane
Leak-X Environmental Corporation                Chadds Ford, PA 19317
790 East Market Street, Suite 270
West Chester, PA 19382
Attention:  Joyce A. Rizzo

James G. Warburton
P.O. Box 33
Unionville, PA 19375

Re: (i) Promissory Note dated July 9, 1998 in the amount of $750,000 (the "$750,000 Note"), executed and delivered by Lexicon Environmental Associates, Inc. ("Lexicon"), and Groundwater Recovery Systems, Inc. ("GRS") to First Union National Bank ("Bank"), (ii) Loan Agreement dated July 9, 1998 by and between Lexicon, GRS and Bank (the "Loan Agreement"), (iii) Unconditional Guaranty dated July 9, 1998 given by Leak-X Environmental Corporation ("Leak-X") in Bank's favor with respect to the Obligations of Lexicon and GRS (the "Guaranty") and (iv) Promissory Note dated November 22, 1993 in the amount of $200,000 (the "GRS Note"), executed and delivered by GRS to Bank

Dear Gentlemen and Ms. Rizzo:

     Reference is made to the $750,000 Note, the Loan Agreement, and Guaranty and the GRS Note identified above. These documents and all other documents executed and delivered in connection therewith are collectively referred to herein as the "Loan Documents". All capitalized terms used but not defined herein shall have the meanings assigned in the Loan Documents.

     The Loan Documents prohibit the sale of Borrower's business without the prior written consent of Bank. By letter dated August 13, 1998, Leak-X has advised the Bank of the terms of its proposed sale of all of the outstanding capital stock of GRS to George A. Nolan and James G. Warburton, and has requested that the Loan Documents be modified to eliminate GRS as a Borrower thereunder.

     The Bank hereby waives any Default caused by the sale of GRS, and agrees that all references to GRS as a Borrower in any Loan Document shall be deleted, subject to the satisfaction in Bank's sole judgment of each of the following terms and conditions:

1. Bank shall have received true and correct executed copies of any stock purchase agreements and related documents, along with evidence satisfactory to Bank that the sale has been consummated and that all necessary regulatory approvals have been received.

2. Bank shall have received, in available funds, $150,000 to be applied to the balance of the $750,000 Note.

3. All amounts outstanding under the GRS Note shall have been paid in full, including, as of August 25, 1998, principal in the amount of $17,779.24, accrued interest in the amount of $85.93, and a prepayment premium in the amount of $355.58. Interest shall accrue at the per diem rate of $3.58 until the Bank receives full and final payment.

4. Bank shall have received satisfactory evidence that all Subordinated Debt (as defined in those certain Subordination Agreements dated April 14, 1997 between each of George A. Nolan and James G. Warburton and the Bank, Lexicon, GRS and Leak-X) has been canceled, and that neither Lexicon nor Leak-X shall have any further responsibility with respect to such Subordinated Debt.

     In addition, subject to the satisfaction of the above-referenced terms and conditions, the Bank agrees that the Financial Covenant contained in the Guaranty requiring Leak-X to maintain a certain Tangible Net Worth shall be deleted.

     The Bank's waiver is limited to the Default recited above, and neither this waiver nor the Bank's consent to the sale of GRS or the deletion of the Tangible Net Worth covenant shall be construed to be a waiver of any subsequent default under the referenced provisions, or of any defaults under any other provision of any Loan Document. Except as expressly modified herein, the terms of the Loan Documents shall continue in full force and effect.

     Lexicon, GRS, and Leak-X, by signature below, represent and warrant that there exist no Defaults or events of default under the Loan Documents other than those specifically waived herein.

     Please evidence each of the indicated parties' acceptance of the terms of this consent, waiver and modification by signing and returning to the Bank a copy of this letter bearing original authorized signature of each of the parties indicated. This letter may be executed in counterpart copies, each which when taken together shall constitute one original agreement. The terms of this consent, waiver and modification shall not become effective until the Bank receives such copies bearing each of the indicated original signatures, and all of the terms and conditions set forth herein have been satisfied.

     As soon as practicable after this consent, waiver and modification becomes effective, the Bank shall provide GRS with executed UCC-3 termination statements to terminate all security interests of record granted to Bank by GRS. Bank's liens and security interests in all other Collateral not owned by GRS shall continue in full force and effect and shall not be affected by anything contained herein.

                              Very Truly Yours,

                              FIRST UNION NATIONAL BANK



                              By:       /s/ Suzanne S. Storm
                              Name:     Suzanne S. Storm
                              Title:    Senior Vice President



ACCEPTED AND AGREED TO:

BORROWERS:

LEXICON ENVIRONMENTAL ASSOCIATES, INC.


By:     /s/ Joyce A. Rizzo
Name:   Joyce A. Rizzo
Title:  CEO
Date:   9/30/98


GROUNDWATER RECOVERY SYSTEMS, INC.


By:     /s/ George A. Nolan
Name:   George A. Nolan
Title:  President
Date:   9/30/98


GUARANTOR:

LEAK-X ENVIRONMENTAL CORPORATION


By:     /s/ Joyce A. Rizzo
Name:   Joyce A. Rizzo
Title:  CEO
Date:   9/30/98


SUBORDINATED CREDITORS:

WITNESS:


       /s/ Eileen E. Bartoli                /s/ George A. Nolan
Name:  Eileen E. Bartoli                    GEORGE A. NOLAN
                                            Date:  9/30/98


       /s/ Eileen E. Bartoli                /s/ James G. Warburton
Name:  Eileen E. Bartoli                    JAMES G. WARBURTON
                                            Date:  9/30/98